EXHIBIT 99.1             PRESS RELEASE


Contact:

John T. Robertson
Pulaski Bancorp, Inc.
Tel: (973) 564-9000
Fax: (973) 564-6370


For Immediate Release
---------------------

                 Pulaski Bancorp, Inc. Announces the Designation of a New President and Chief Executive Officer

      Springfield,  New Jersey, May 25, 2001 . . . Pulaski Bancorp, Inc. (Nasdaq
SmallCap: PLSK), the majority owned subsidiary of Pulaski Bancorp, M.H.C., and parent holding company of Pulaski Savings Bank, today announced that the Board of Directors has appointed John T. Robertson, currently Executive Vice President and Chief Operating Officer of the Company and Bank, to serve in the position of President and Chief Executive Officer of the Company and the Bank effective June 1, 2001. Thomas Bentkowski the Company's current President and Chief Executive Officer is retiring after 44 years of service with the Bank. Mr. Bentkowski was recently reelected to the Company's Board for a three year term and will continue to serve as a Board of Director of the Company.